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                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 13, 1998


                                 METALLURG, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                                      13-1661467
      (State or Other                                  (IRS Employer
      Jurisdiction of                             Identification Number)
       Incorporation)



                               6 East 43rd Street
                            New York, New York 10017
               (Address of Principal Executive Offices)(Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 835-0200
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ITEM 1.   CHANGE OF CONTROL OF REGISTRANT.

         On July 13, 1998, Metallurg Acquisition Corp. ("Metallurg Acquisition"), a wholly owned subsidiary of Metallurg Holdings, Inc. ("Metallurg Holdings") was merged with and into Metallurg, Inc. ("Metallurg"), with Metallurg as the Surviving Corporation of the merger (the "Merger"). The Merger was approved by the written consent of holders of a majority of shares of Metallurg's common stock. Upon consummation of the Merger, each share of Metallurg's outstanding common stock was converted into the right to receive $30.00 in cash, representing a cash purchase price of approximately $152.2 million (including payments for cancellation of compensatory options). The total value of the transaction, including existing indebtedness and environmental, pension and other liabilities, net of cash, was approximately $300 million. As a result of the Merger, Metallurg Holdings owns 100% of the outstanding common stock of Metallurg.

         Metallurg Holdings is controlled by Safeguard International Fund, L.P. ("Safeguard International"). The minority shareholder of Metallurg Holdings is State of Michigan Retirement Systems-Safeguard Limited Partnership. Safeguard International is an international private equity fund with current committed capital in excess of $250 million, which includes coinvestment commitments of up to $45 million. Safeguard International invests primarily in equity securities of companies in process industries--industries which convert raw or semi-finished materials into products for use by other businesses.

         Safeguard International financed the Merger in part through an unregistered offering of 12 3/4% Senior Notes due 2008 of Metallurg Holdings. The obligations of Metallurg Holdings with respect to the Notes are secured by an assignment and pledge to United States Trust Company of New York, as trustee for the Notes, of 100% of the shares of Metallurg.

         In connection with the Merger, Metallurg received the consent of 100% of the holders of Metallurg's 11% Senior Notes due 2007 to a one-time waiver of Metallurg's obligation to make a change of control offer following the Merger in accordance with the Indenture for the Notes and to certain other amendments to the Indenture to reflect the beneficial ownership of Metallurg following the Merger.

         Immediately prior to the Merger, Metallurg had 4,956,406 shares of common stock outstanding. Directors and executive officers of Metallurg beneficially owned 3,085,415 shares of common stock and options to purchase 130,000 shares of common stock of Metallurg as of that date. In addition, pursuant to existing employment agreements between Metallurg and Michael A. Standen, J. Richard Budd, Michael A. Banks, Barry C. Nuss and Eric L. Schondorf, each of these individuals will, in certain circumstances, be entitled to payments of $1.2 million, $474,300, $321,300, $321,300 and $313,650, respectively, if their employment is terminated by them or by the Surviving Corporation in accordance with the terms of their respective employment agreements following the Merger. See Metallurg's Annual Report on Form 10-K for the year ended January 31, 1998 which has been filed with the Securities and Exchange Commission, for a discussion of these employment agreements and of certain other benefits to which these employees may become entitled in the event of their termination.

         The officers of Metallurg immediately prior to the Merger are the officers of Metallurg immediately following the Merger, and the directors of Metallurg are the following persons: Heinz C. Schimmelbusch, Arthur R. Spector and Michael A. Standen. Information with regard to Mr. Standen can be found in Metallurg's Annual Report on Form 10-K for the year ended January 31, 1998 which has been filed with


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the Securities and Exchange Commission. Information with regard to Messrs.
Schimmelbusch and Spector is set forth below:

         Heinz C. Schimmelbusch. Mr. Schimmelbusch is a Managing Director of the general partner and of the management company of Safeguard International. He is also Chairman of the Board, President and the Chief Executive Officer of Allied Resource Corporation, a company he founded in 1994. Until 1994, Mr. Schimmelbusch was Chairman of the Management Board of Metallgesellschaft AG, Germany, a multibillion dollar multinational company in the process industries, and Chairman of the Supervisory board of LURGI AG, Germany's leading process engineering firm; of Buderus AG, a leading manufacturer of commercial and residential heating equipment; of Dynamit Nobel AG, a leading manufacturer of explosives; and Norddeutsche Affinerie AG, Europe's largest copper producer. Mr. Schimmelbusch also served on the boards of several German and other foreign corporations and institutions, including Allianz Versicherungs AG, Munich; Philipp Holzmann AG, Frankfurt; Mobil Oil AG, Hamburg; Teck Corporation, Vancouver; and others. Mr. Schimmelbusch has been the founder and Chairman of a number of public companies in process industries, including: Inmet Corporation, Toronto (formerly Metall Mining Corporation); Methanex Corporation, Vancouver; and B.U.S. Umweltservice AG, Frankfurt. Mr. Schimmelbusch is a Director of Safeguard Scientifics, Inc., a position he has held since 1989, and of Arthur Treacher's Seafood Grill.

         Arthur R. Spector. Mr. Spector is a Managing Director of the general partner and of the management company of Safeguard International. From January 1997 to March 1998, Mr. Spector served as a managing director of TL Ventures LLC, a venture capital management company organized to manage day-to-day operations of TL Ventures III L.P. and TL Ventures III Offshore L.P. From January 1995 through December 1996, Mr. Spector served as Director of Acquisitions of Safeguard Scientifics, Inc. From July 1992 until may 1995, Mr. Spector served as Vice Chairman and Secretary of Casino & Credit Services, Inc. From October 1991 to December 1994, Mr. Spector was Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization. Mr. Spector serves as Chairman of Neoware Systems, Inc., a manufacturer of thin-client computers; and as a director of USDATA Corporation, a company which produces factory and process automation software; and Docucorp International, Inc., a document automation company.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(c)      Exhibits.

         (2) Merger Agreement dated June 15, 1998 between Metallurg, Metallurg Holdings and Metallurg Acquisition*.

         (99)(a)  Press Release of Metallurg, Inc. dated June 15, 1998*.
         (99)(b)  Press Release of Metallurg, Inc. dated June 19, 19981**.
         (99)(c)  Press Release of Metallurg, Inc. dated June 19, 1998**.
         (99)(d)  Press Release of Metallurg, Inc. dated July 13, 1998.

         *        Filed with Current Report on Form 8-K, dated June 16, 1998.
         ** Filed with Amendment to Current Report on Form 8-K/A, dated July 1, 1998.


                                   SIGNATURES

                           Pursuant to the requirements of the Securities
                  Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 METALLURG, INC.


                  Date:  July 21, 1998           By  /s/ Eric L. Schondorf
                                                     ---------------------
                                                         Name: Eric L. Schondorf


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